Exhibit 5.1

[Squire Patton Boggs (US) LLP Letterhead]

August 1, 2019

Advanced Drainage Systems, Inc.

4640 Trueman Blvd

Hilliard, OH 43026

Re:Registration Statement on Form S-3

Ladies and Gentleman:

We have acted as counsel to Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities and Exchange Act of 1933 (the “Securities Act”), relating to the Company’s proposed sale from time to time of a variety of securities with an aggregate offering price of up to $500,000,000, including (i) shares of the Company’s common stock, par value $0.01 per share, (the “Company’s Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) the Company’s debt securities, which may either be senior debt securities or subordinated debt securities (the “Debt Securities”), (iv) warrants for the purchase of the Company’s Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) depositary shares representing fractional interests in Debt Securities and shares of the Company’s Common Stock or Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”), (vi) purchase contracts to purchase debt or equity securities of the Company (the “Share Purchase Contracts”), to be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”), (vii) subscription rights to purchase the Company’s Common Stock or other securities of the Company (the “Subscription Rights”), and (viii) units consisting of one or more of the foregoing securities (the “Units”). The Registration Statement also relates to the proposed resale of up to 8,353,118 shares of Common Stock held by certain stockholders of the Company (the “Selling Stockholders’ Shares”).

The Company’s Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Share Purchase Contracts, the Subscription Rights, and the Units, along with the Selling Stockholders’ Shares are collectively referred to herein as the “Securities.”  The Debt Securities will be issued under the applicable Indenture in substantially the form of Exhibits 4.6 and 4.8 to the Registration Statement (collectively, the “Indentures”) to be entered into between the Company and a trustee to be identified in the applicable Indenture (the “Trustee”).

We have examined such documents as we have deemed necessary or advisable to enable us to render these opinions, including: the resolutions of the Board of Directors of the Company adopted on July 31, 2019 (the “Resolutions”), the form of Indentures, forms of the Debt Securities, and certain other documents, corporate records and certificates of officers of the Company and of public officials. We have also reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In

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rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.

In connection with such review, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the offer or sale of any Securities, (ii) a prospectus supplement will have been prepared and filed with the Commission describing any Securities offered thereby, (iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) each Indenture will be duly authorized, validly executed and delivered by any trustees, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate), (vii) the genuineness of all signatures and the legal competence of all signatories, (viii) the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, and (ix) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

Based on the foregoing, we are of the opinion that:

1.When the terms of the issuance and sale of the Common Stock have been duly authorized by the Company and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Stock will be validly issued, fully paid, and nonassessable.

2.The Selling Shareholder Shares have been duly authorized by the Company, and are validly issued, fully paid and nonassessable.

3.When the terms of the issuance and sale of the Preferred Stock have been duly authorized by the Company and the Preferred Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Preferred Stock will be validly issued, fully paid, and nonassessable.

4.When the specific terms of a series of Debt Securities and their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable

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prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

5.When the specific terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Warrants.

6.When (a) the Board of Directors has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding the Preferred Stock with the Secretary of State of the State of Delaware, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a “Deposit Agreement”), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Stock have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board of Directors action, and (e) receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.

7.When the specific terms of a series of Share Purchase Contracts have been specified in a Purchase Contract Agreement, and the Share Purchase Contracts established in such Purchase Contract Agreement will have been duly authorized by all requisite corporate action, and when executed and authenticated as specified in such Share Purchase Contract Agreement and delivered against payment therefor pursuant to the terms described in a supplement to the prospectus, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Share Purchase Contracts.

8.When the terms of the Rights and of their issuance and sale have been duly authorized by the Company, the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto and such Rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Rights

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will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Rights.

9.When the specific terms of a series of Units have been specified in a unit agreement, the Units established in such unit agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such unit agreement and delivered against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Units.

Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

Our opinions expressed above are limited to the Delaware General Corporation Law, the laws of New York and the federal laws of the United States of America.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP